AMENDMENT NO. 2
                             1996 TEREX CORPORATION
                            LONG-TERM INCENTIVE PLAN



         WHEREAS, the Board of Directors of Terex Corporation (the "Corporation") adopted the 1996 Terex Corporation Long-Term Incentive Plan (the "Plan") on December 13, 1995, which Plan was ratified by the stockholders of the Corporation on April 5, 1996;

         WHEREAS,  on May 19, 1997 the stockholders of the Corporation  approved
(i) an amendment to Section 5.2 of the Plan to increase the shares of Common Stock available from 300,000 shares to 1,000,000 shares and (ii) an amendment to the Plan to permit the Committee to grant Performance Awards;

         WHEREAS, on May 19, 1997 the Board of Directors of the Corporation approved an amendment to the definition of the term "Change of Control of the Corporation" as used in the Plan;

         WHEREAS, the Corporation adopted Amendment No. 1 to the Plan to reflect the amendments to the Plan approved by the Board of Directors and Stockholders of the Corporation on May 19, 1997;

         WHEREAS, on May 4, 1998 the Board of Directors of the Corporation approved an amendment to the compensation program for Outside Directors of the Corporation and such amendments to the Plan as shall be necessary or desirable to effectuate such new compensation program for Outside Directors; and

         WHEREAS, on May 19, 1998 the stockholders of the Corporation approved an amendment to Section 5.2 of the Plan to increase the shares of Common Stock available from 300,000 shares to 1,000,000 shares.

         NOW, THEREFORE, the Plan is hereby amended as follows:

1.       Section 5.2 of the Plan is amended in its entirety to read as follows:

                           "5.2 Maximum  Amount  Available.  The total number of
                  shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 2,000,000 shares except as increased or otherwise adjusted in accordance with Section 5.3. No Participant may be granted, in the aggregate, awards which would result in the Participant receiving more than 20% of the maximum number of shares available for award under the Plan. Solely for the purpose of computing the total number of shares of Stock optioned or granted under this Plan, there shall not be counted any shares which have been forfeited if the Participant received no benefits of ownership from the Stock and any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been canceled by the Participant or the Corporation."


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2. Section 6.2 of the Plan is amended in its entirety to read as follows:

                           "6.2 Awards to Outside Directors.  Any individual who
                  is appointed as an Outside Director after the date on which this Plan is approved by the Stockholders shall be awarded such number of options to purchase shares of Stock as shall be determined from time to time by the Board of Directors of the Corporation in accordance with the terms of the Corporation's compensation plan for Outside Directors as at any time in effect. A Stock Option Award made pursuant to this Section 6.2 shall be a Non-Qualified Stock Option and shall have a duration of five (5) years commencing on the date of the award. The option price of each share of Stock subject to a Stock Option Award under this Section 6.2 shall be the closing price of a share of Stock on any trading day as reported on the New York Stock Exchange as shall be determined from time to time by the Board of Directors of the Corporation in accordance with the terms of the Corporation's compensation plan for Outside Directors as at any time in effect. Options awarded under this Section 6.2 shall be subject to the terms and conditions of Sections 6.4, 6.5 and 6.6, except to the extent that the provisions of such Sections are inconsistent with the provisions of this Section 6.2.

3. ARTICLE VII of the Plan is amended in its entirety to read as follows:

                                  "ARTICLE VII

                                 Grants of Stock

                           (a) The  Committee  may  grant,  either  alone  or in
                  addition to other awards granted under the Plan, shares of Stock (including Restricted Stock) to such Participants (other than Outside Directors) as the Committee, or the Chairman, President, Executive Vice President and Chief Financial
                  Officer  (acting  as a  group)  of  the  Corporation,  if  the
                  Committee in its discretion delegates the right to allocate awards pursuant to Section 4, authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of Stock under the Plan to allow such Participant (other than Outside Directors) to satisfy tax obligations arising out of receipt of the Stock.

                           (b) The Board of Directors may grant, either alone or
                  in addition to other awards granted under the Plan, shares of Stock (including Restricted Stock) to such Outside Directors as the Board of Directors of the Corporation authorizes and under such terms as the Committee establishes in accordance with the terms of the Corporation's compensation plan for Outside Directors as at any time in effect. The Board of Directors may also make a cash payment to an Outside Director granted shares of Stock under the Plan to allow such Outside Directors to satisfy tax obligations arising out of receipt of the Stock under such terms as the Committee establishes in accordance with the terms of the Corporation's compensation plan for Outside Directors as at any time in effect."

4. Except as expressly set forth in this Amendment No. 2 to the Plan, the Plan, as previously amended, shall remain unchanged and in full force and effect.